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                                                                       Exhibit 5



                                  May 11, 1999


Conectiv
800 King Street
P.O. Box 231
Wilmington, DE 19899

         Re:      Issuance and Sale of up to
                  $250 Million of Debt Securities

Ladies and Gentlemen:

                  I am General Counsel of Conectiv, a corporation organized under the laws of Delaware (the "Company"). I have acted as counsel to the Company in connection with the proposed issuance of unsecured debt securities (the "Debt Securities") of the Company to be issued pursuant to the terms of an indenture from the Company to the First Union Trust Company, as trustee (the "Indenture"), to be issued and sold from time to time by the Company. The Debt Securities are to be issued in an aggregate principal amount of up to $250,000,000, as contemplated by the registration statement on Form S-3 filed with the Securities and Exchange Commission on February 12, 1999, as proposed to be amended (the "Registration Statement"), for the registration of the Debt Securities under the Securities Act of 1933, as amended (the "Act"), and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The corporate proceedings and other actions taken by the Company in connection with the authorization, registration, issuance and sale by the Company of the Securities have been reviewed by me or taken under my advice and direction as General Counsel for the Company.

                  I or attorneys in whom I have confidence have examined and are familiar with originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement and the Indenture. I or attorneys in whom I have confidence have also examined such other corporate records, certificates and documents and have reviewed such questions of law as I consider necessary or appropriate for purpose of the opinions expressed below.
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                  I am of the opinion that the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  Based upon the foregoing and subject to the qualifications hereinafter expressed, I am of the opinion that all action necessary for the due authorization and legal issuance by the Company of the Debt Securities from time to time will have been taken when:

                  (a) the Registration Statement shall have become effective under the Act and the Indenture shall have been qualified under the Trust Indenture Act;

                  (b) the Company's Board of Directors shall have taken such action as may be necessary to authorize the issuance and sale by the Company of the Debt Securities on the terms set forth or contemplated by the Registration Statement, and exhibits thereto, and to authorize such other action as may be necessary in connection with the consummation of the issuance and sale of the Debt Securities from time to time;

                  (c) The Indenture shall have been appropriately executed and delivered by the Company and the Trustee, and an Officer's Certificate establishing the Debt Securities as a series shall have been appropriately executed and delivered by the Company under the Indenture;

                  (d) Each of the Debt Securities shall have been appropriately executed by the Company and appropriately authenticated by the Trustee in accordance with the applicable provisions of the Indenture; and

                  (e) the specific terms of the Debt Securities shall have been determined, and such Debt Securities shall have been issued and delivered by the Company to the purchasers thereof against payment therefor, all on such terms and otherwise as contemplated by and in conformity with, the acts, proceedings and documents referred to above.

                  I am further of the opinion that, when the foregoing steps have been taken with respect to the Debt Securities, such Debt Securities will be legal and binding obligations of the Company, enforceable in accordance with their terms, except that such enforcement may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
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                  I am a member of the Bar of the State of Delaware and am not an expert on the law of any jurisdiction other than laws of the State of Delaware. The foregoing opinions do not pass upon the matter of compliance with "blue sky" laws or similar laws relating to the sale or distributions of the Debt Securities by any underwriters or agents. I hereby authorize and consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-3 and to any references to me in the Registration Statement and the Prospectus constituting a part thereof.

                                                     Very truly yours,




                                                     Peter F. Clark